As filed with the Securities and Exchange Commission on August 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________________________________________

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-3218736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Gerald T. Proehl

Chief Executive Officer

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(Name and address of agent for service)

Tel: (858) 800-2543

(Telephone number, including area code, of agent for service)

____________________________________________________

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

____________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Dermata Therapeutics, Inc. (the “Company”) for the purpose of registering an additional aggregate 40,612 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2021 Omnibus Equity Incentive Plan (as amended, the “2021 Plan”) consisting of (i) 2,620 shares of Common Stock (“Evergreen Shares”) available for grant and issuance under the 2021 Plan as of January 1, 2024 pursuant to an automatic annual increase on January 1 of each year beginning in 2022 by an amount equal to 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “Evergreen Provision”) and (ii) 37,992 shares of Common Stock pursuant to an amendment to the 2021 Plan approved by the Company’s stockholders on May 7, 2024 (the “Amendment Shares”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2021, (Registration No. 333-261606), August 26, 2022, (Registration No. 333-267115) and September 14, 2023 (Registration No. 333-274513) (collectively, the “Prior Form S-8s”) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby. The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 79,930 shares of Common Stock registered for issuance under the 2021 Plan pursuant to the Prior Form S-8s.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 21, 2024;

(b)	portions of our definitive proxy statement on Schedule 14A incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 26, 2024;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 15, 2024 and August 7, 2024;

(d)

the Company’s Current Reports on Form 8-K as filed with the SEC on January 12, 2024, May 7, 2024, May 14, 2024, May 15, 2024, May 17, 2024, May 24, 2024, June 5, 2024, June 7, 2024, and August 2, 2024 (other than any portions thereof deemed furnished and not filed); and

(e)

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2021, including any amendments and reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

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Item 8. Exhibits.

Exhibit Number	Description of Document
4.1

Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).

4.2

Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on July 11, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

4.3

Amendment No. 2 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with Secretary of State of Delaware on March 13, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2023).

4.4

Amendment No. 3 to the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of Delaware on May 14, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2024).

4.5	Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).
4.6

Amendment No. 1 to the Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2022).

4.7

Specimen Certificate representing shares of common stock of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).

4.8	Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 on Form S-1 filed with the SEC on June 10, 2021).
4.9	Amendment No. 1 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.14 on Form S-1/A filed with the SEC on July 2, 2021).
4.10	Amendment No. 2 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed with SEC on August 3, 2023).
4.11	Amendment No. 3 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed with SEC on May 7, 2024).
4.12	Form of Nonqualified Stock Option Award (incorporated by reference to Exhibit 10.3 on Form S-1 filed with the SEC on June 10, 2021).
4.13	Form of Incentive Stock Option Award (incorporated by reference to Exhibit 10.4 on Form S-1 filed with the SEC on June 10, 2021).
5.1	Legal opinion of Lowenstein Sandler LLP*
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm *
23.2	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm *
23.3	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement on Form S-8)
107.1	Filing Fee Table

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on August 7, 2024.

DERMATA THERAPEUTICS, INC.

By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald T. Proehl and Kyri K. Van Hoose, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 7, 2024
Gerald T. Proehl

/s/ Kyri K. Van Hoose	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2024
Kyri K. Van Hoose

/s/ David Hale	Lead Director	August 7, 2024
David Hale

/s/ Wendell Wierenga	Director	August 7, 2024
Wendell Wierenga, Ph.D.

/s/ Mary Fisher	Director	August 7, 2024
Mary Fisher

/s/ Andrew Sandler	Director	August 7, 2024
Andrew Sandler, M.D.

/s/ Steven J. Mento	Director	August 7, 2024
Steven J. Mento, Ph.D.

/s/ Kathleen Scott	Director	August 7, 2024
Kathleen Scott

/s/ Brittany Bradrick	Director	August 7, 2024
Brittany Bradrick

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